Exhibit 4.12(a)

Addendum No. 1 to the Service Agreement, dated February 1, 2014
Dated and Signed April 4, 2017

BETWEEN:	E-Com Global Electronic Commerce Ltd Private Company No. 512691767
Of: 3 Hashikma Street, Azor
	(hereinafter: "the Company")	Party of the First Part;
AND:	Mr. Gil Sheratzky
I.D. No. 035727957
Of: 14 Dulchin St, Tel Aviv
	(hereinafter: "Gil")	Party of the Second Part;
AND:	Zero-To-One S.B.L. Investments LTD
Private Company No. 515048031
Of: 10 Kdishe Ha'shoa St. Tel Aviv
	(hereinafter: "the Service Provider")	Party of the Third Part;

WHEREAS:	the Company and the Service Provider and Gil have entered into a Service Agreement dated February 1, 2014 (hereinafter: "the Agreement").

AND WHEREAS:	the parties wish to extend the term of the Agreement for an additional term of three years;

THEREFORE, THE PARTIES DECLARED, AGREED AND STIPULATED AS FOLLOWS:

According to Section 6.1 to the Agreement, the term of the Agreement shall be extended for additional three years, starting from February 1, 2017.

        AND IN WITNESS THEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURES:

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GIL                                       THE COMPANY

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THE EMPLOYER